Citigroup Global Markets Holdings Inc.	February 15, 2019 Medium-Term Senior Notes, Series N Pricing Supplement No. 2019-USNCH2004 Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-216372 and 333-216372-01

632,760 Partial Principal at Risk Securities Based on a Basket of Three Equity Indexes Due August 18, 2022

Overview

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not guarantee the full repayment of principal at maturity. Instead, the securities offer the potential for a positive return at maturity based on the performance of a basket (the “basket”) consisting of the MSCI Emerging Markets® Index, the EURO STOXX 50® Index and the TOPIX® Index (each, a “basket component”) from the initial basket level to the final basket level.

▪	The securities provide enhanced exposure to any positive performance of the basket. If the basket appreciates from the initial basket level to the final basket level, you will receive a positive return at maturity equal to 112% of that appreciation. However, if the value of the basket depreciates from the initial basket level to the final basket level, you will incur a loss at maturity equal to that depreciation, subject to a maximum loss of 5% of the stated principal amount. Even if the basket appreciates from the initial basket level to the final index level, so that you do receive a positive return at maturity, there is no assurance that your total return at maturity on the securities will compensate you for the effects of inflation or be as great as the yield you could have achieved on a conventional debt security of ours of comparable maturity.

▪	In exchange for the limited loss potential if the basket depreciates, investors in the securities must be willing to forgo any dividends that may be paid on the stocks included in the basket components during the 3.5-year term of the securities. If the basket does not appreciate from the pricing date to the valuation date, you will not receive any return on your investment in the securities, and you may lose up to 5% of your investment.

▪	In order to obtain the modified exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Basket:	Basket Component	Weighting	Initial Component Level*
	MSCI Emerging Markets® Index (ticker symbol: “MXEF”)	1/3	1,030.64
	EURO STOXX 50® Index (ticker symbol: “SX5E”)	1/3	3,241.25
	TOPIX® Index (ticker symbol: “TPX”)	1/3	1,577.29
* The initial component level for each basket component is the closing level of that basket component on the pricing date.
Aggregate stated principal amount:	$6,327,600
Stated principal amount:	$10 per security
Pricing date:	February 15, 2019
Issue date:	February 21, 2019. See “Supplemental Plan of Distribution” in this pricing supplement for additional information.
Valuation date:	August 15, 2022, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	August 18, 2022
Payment at maturity:

▪ If the final basket level is greater than the initial basket level:

$10 + ($10 × the upside participation rate × the basket return)

▪ If the final basket level is less than or equal to the initial basket level:

$10 + ($10 × the basket return), subject to the minimum payment at maturity

If the final basket level depreciates from the initial basket level, you will be exposed to the first 5% of that depreciation and your payment at maturity will be less than the stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing up to $0.50 per security.

Upside participation rate:	112%
Basket return:	(i) The final basket level minus the initial basket level, divided by (ii) the initial basket level
Initial basket level:	100
Final basket level:	100 × [1 + (component return of MXEF × 1/3) + (component return of SX5E × 1/3) + (component return of TPX × 1/3)]
Component return:	For each basket component: (final component level – initial component level) / initial component level
Final component level:	For each basket component, its closing level on the valuation date
Minimum payment at maturity:	$9.50 per security (95.00% of the stated principal amount)
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17326W423 / US17326W4235
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$10.00	$0.25(2)	$9.70
		$0.05(3)
Total:	$6,327,600.00	$189,828.00	$6,137,772.00

(1) On the date of this pricing supplement, the estimated value of the securities is $9.607 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.30 for each $10 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $0.25 for each $10 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $0.05 for each security.
Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-06 dated April 7, 2017     Underlying Supplement No. 7 dated July 16, 2018

Prospectus Supplement and Prospectus each dated April 7, 2017

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
632,760 Partial Principal at Risk Securities Based on a Basket of Three Equity Indexes Due August 18, 2022

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “—Discontinuance or Material Modification of an Underlying Index,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding the basket components that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Postponement of the valuation date. If the valuation date is postponed for a reason that affects less than all of the basket components, the final basket level will be calculated based on (i) for each unaffected basket component, its closing level on the originally scheduled valuation date and (ii) for each affected basket component, its closing level on the valuation date as postponed (or, if earlier, the first scheduled trading day for that basket component following the originally scheduled valuation date on which a market disruption event did not occur with respect to that basket component). See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

Investment Summary

The securities offer the potential for 112% participation in any positive performance of the basket. The securities provide investors:

▪	an opportunity to gain exposure to the basket;

▪	a limited loss potential of up to 5% at maturity; and

▪	112% participation in any appreciation of the basket over the term of the securities.

At maturity, if the basket has depreciated from the initial basket level to the final basket level, you will incur a loss equal to that depreciation, subject to a maximum loss of 5% of the stated principal amount. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. Investors in the securities will not receive any dividends paid on the stocks that make up the basket components over the term of the securities.

Maturity:	Approximately 3.5 years
Upside participation rate:	112%. The upside participation rate applies only if the final basket level is greater than the initial basket level.
Minimum payment at maturity:	$9.50 per security
Interest:	None

Key Investment Rationale

The securities offer investors exposure to the performance of a basket of equally-weighted equity indices and provide for a limited loss potential of up to 5% at maturity. They are for investors who are concerned about principal risk but seek an equity basket-based return, and who are willing to forgo dividends in exchange for the limited loss potential of up to 5% at maturity if the basket depreciates.

Limited Loss Potential:	The securities offer investors enhanced upside exposure to any appreciation of the basket, while providing for limited loss potential at maturity.
Upside Scenario:	If the final basket level is greater than the initial basket level, the payment at maturity for each security will be equal to the $10 stated principal amount plus the product of (i) the stated principal amount, (ii) the upside participation rate and (iii) the basket return. For example, taking into account the upside participation rate of 112%, if the final basket level is 3% greater than the initial basket level, the securities will provide a total return of 3.36% at maturity.
Downside Scenario:	If the final basket level is less than the initial basket level, the securities will be exposed to the negative performance of the basket, subject to a maximum loss of 5% of the stated principal amount.

February 2019	PS-2

Citigroup Global Markets Holdings Inc.
632,760 Partial Principal at Risk Securities Based on a Basket of Three Equity Indexes Due August 18, 2022

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical basket returns.

Investors in the securities will not receive any dividends that may be paid on the stocks that are included in any basket component. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the basket components” below.

Partial Principal at Risk Securities Payment at Maturity Diagram

Your actual payment at maturity per security will depend on the actual final basket level. The examples below are intended to illustrate how your payment at maturity will depend on whether the final basket level is greater than or less than the initial basket level and by how much.

Example 1—Upside Scenario. The hypothetical final basket level is 110.00 (a 10.00% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Initial Component Level	Hypothetical Final Component Level	Hypothetical Component Return
MSCI Emerging Markets® Index	1,000.00	1,050.00	5%
EURO STOXX 50® Index	3,000.00	3,300.00	10%
TOPIX® Index	1,500.00	1,725.00	15%
Hypothetical Final Basket Level:	100.00 × [1 + (5% × 1/3) + (10% × 1/3) + (15% × 1/3)] = 110.00

Payment at maturity per security	=	$10 + ($10 × the upside participation rate × the basket return)
	=	$10 + ($10 × 112% × 10.00%)
	=	$10 + $1.12
	=	$11.12

Because the basket appreciated by 10.00% from the initial basket level to the hypothetical final basket level, your total return at maturity in this scenario would be 11.20%.

February 2019	PS-3

Citigroup Global Markets Holdings Inc.
632,760 Partial Principal at Risk Securities Based on a Basket of Three Equity Indexes Due August 18, 2022

Example 2—Downside Scenario A. The hypothetical final basket level is 99.00 (a 1.00% decrease from the initial basket level), which is less than the initial basket level.

Basket Component	Hypothetical Initial Component Level	Hypothetical Final Component Level	Hypothetical Component Return
MSCI Emerging Markets® Index	1,000.00	1,020.00	2%
EURO STOXX 50® Index	3,000.00	3,750.00	25%
TOPIX® Index	1,500.00	1,050.00	-30%
Hypothetical Final Basket Level:	100.00 × [1 + (2% × 1/3) + (25% × 1/3) + (-30% × 1/3)] = 99.00

Payment at maturity per security	=	$10 + ($10 × the basket return), subject to the minimum payment at maturity of $9.50 per security
	=	10 + ($10 × -1.00%), subject to the minimum payment at maturity of $9.50 per security
	=	$10 + -$0.10, subject to the minimum payment at maturity of $9.50 per security
	=	$9.90, subject to the minimum payment at maturity of $9.50 per security
	=	$9.90

Because the basket depreciated from the initial basket level to the hypothetical final basket level, but not by more than 5.00%, your payment at maturity would reflect 1-to-1 exposure to the negative performance of the basket and you would incur a loss at maturity of 1.00%. In this scenario, even though the MSCI Emerging Markets® Index and the EURO STOXX 50® Index appreciated, the appreciation is more than offset by the depreciation of the TOPIX® Index, resulting in a loss.

Example 2—Downside Scenario B. The hypothetical final basket level is 90.00 (a 10.00% decrease from the initial basket level), which is less than the initial basket level.

Basket Component	Hypothetical Initial Component Level	Hypothetical Final Component Level	Hypothetical Component Return
MSCI Emerging Markets® Index	1,000.00	1,050.00	5%
EURO STOXX 50® Index	3,000.00	3,300.00	10%
TOPIX® Index	1,500.00	825.00	-45%
Hypothetical Final Basket Level:	100.00 × [1 + (5% × 1/3) + (10% × 1/3) + (-45% × 1/3)] = 90.00

Payment at maturity per security	=	$10 + ($10 × the basket return), subject to the minimum payment at maturity of $9.50 per security
	=	$10 + ($10 × -10.00%), subject to the minimum payment at maturity of $9.50 per security
	=	$10 + -$1.00, subject to the minimum payment at maturity of $9.50 per security
	=	$9, subject to the minimum payment at maturity of $9.50 per security
	=	$9.50

Because the basket depreciated from the initial basket level to the hypothetical final basket level by more than 5.00%, you would incur a loss at maturity equal to the maximum loss of 5.00%. In this scenario, even though the MSCI Emerging Markets® Index and the EURO STOXX 50® Index appreciated, the appreciation is more than offset by the depreciation of the TOPIX® Index, resulting in a loss.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities that are guaranteed by Citigroup Inc., including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the basket components. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement and the description of risks relating to the basket components contained in the section “Risk Factors” beginning on page 1 in the accompanying underlying supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

February 2019	PS-4

Citigroup Global Markets Holdings Inc.
632,760 Partial Principal at Risk Securities Based on a Basket of Three Equity Indexes Due August 18, 2022

▪	You may not receive any return on your investment in the securities and you may lose up to 5% of your investment. You will receive a positive return on your investment in the securities only if the basket appreciates from the initial basket level to the final basket level. If the final basket level is less than the initial basket level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the basket index level, subject to a maximum loss of 5% of your investment. As the securities do not pay any interest, if the basket does not appreciate sufficiently from the initial basket level to the final basket level over the term of the securities, there is no assurance that your total return at maturity on the securities will be as great as could have been achieved on conventional debt securities of ours of comparable maturity. Additionally, you may lose up to 5% of your investment.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	Although the securities limit your loss at maturity to 5%, you may nevertheless suffer additional losses on your investment in real value terms if the basket declines or does not appreciate sufficiently from the initial basket level to the final basket level. This is because inflation may cause the real value of the stated principal amount to be less at maturity than it is at the time you invest, and because an investment in the securities represents a forgone opportunity to invest in an alternative asset that does generate a positive real return. This potential loss in real value terms is significant given the 3.5-year term of the securities. You should carefully consider whether an investment that may not provide for any return on your investment, or may provide a return that is lower than the return on alternative investments, is appropriate for you.

▪	Investing in the securities is not equivalent to investing in the basket components. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the basket components or the securities included in the basket components. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield, which could be substantial, over the term of the securities.

▪	Your payment at maturity depends on the closing levels of the basket components on a single day. Because your payment at maturity depends on the closing levels of the basket components solely on the valuation date, you are subject to the risk that the closing levels on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the stocks that constitute the basket components or in another instrument linked to the basket components that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of the closing levels of the basket components throughout the term of the securities, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the basket components, the correlation among those basket components, dividend yields on the stocks included in the basket components and interest rates.

February 2019	PS-5

Citigroup Global Markets Holdings Inc.
632,760 Partial Principal at Risk Securities Based on a Basket of Three Equity Indexes Due August 18, 2022

CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the levels of the basket components and a number of other factors, including the volatility of the basket components, the correlation among the basket components, the dividend yields on the stocks included in the basket components, interest rates generally, currency exchange rates, the time remaining to maturity and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the level of the basket may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Movements in the levels of the basket components may offset each other. The performance of one basket component may not correlate with the performance of the other basket components. If one of the basket components appreciates, the other basket components may not appreciate as much or may even depreciate. In such event, the appreciation of one of the basket components may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the value of one or more of the other basket components.

▪	The basket components may be highly correlated in decline. The performances of the basket components may become highly correlated during periods of declining prices. This may occur because of events that have broad effects on markets generally or on the markets that the basket components track. If the basket components become correlated in decline, the depreciation of one basket component will not be offset by the performance of the other basket components and, in fact, each basket component may contribute to an overall decline from the initial basket level to the final basket level.

▪	The MSCI Emerging Markets® Index is subject to risks associated with foreign and emerging markets equity securities. The stocks that constitute the MSCI Emerging Markets® Index have been issued by companies in various foreign and emerging markets. Investments linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries,

February 2019	PS-6

Citigroup Global Markets Holdings Inc.
632,760 Partial Principal at Risk Securities Based on a Basket of Three Equity Indexes Due August 18, 2022

including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Countries with emerging markets may have relatively unstable governments, present the risks of nationalization of businesses, have restrictions on foreign ownership and prohibitions on the repatriation of assets and have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, be highly vulnerable to changes in local or global trade conditions and suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪	Fluctuations in exchange rates will affect the closing level of the MSCI Emerging Markets® Index. Because the stocks that constitute the MSCI Emerging Markets® Index are traded in foreign currencies and the level of the MSCI Emerging Markets® Index is based on the U.S. dollar value of those stocks, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which those stocks trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to the relevant country, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each applicable region. An investor’s net exposure will depend on the extent to which the currencies of the applicable countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the stocks included in the MSCI Emerging Markets® Index, the level of the MSCI Emerging Markets® Index will be adversely affected for that reason alone and your return on the securities may be reduced. Of particular importance to potential currency exchange risk are: governmental interventions; existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the applicable countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the applicable countries and the United States and other countries important to international trade and finance.

▪	The EURO STOXX 50® Index and the TOPIX® Index are subject to risks associated with non-U.S. markets. Investments in securities linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪	The performance of the EURO STOXX 50® Index will not be adjusted for changes in the exchange rate between the euro and the U.S. dollar. The EURO STOXX 50® Index is composed of stocks traded in euro, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the EURO STOXX 50® Index and the value of your securities will not be adjusted for exchange rate fluctuations. If the euro appreciates relative to the U.S. dollar over the term of the securities, your return on the securities will underperform an alternative investment that offers exposure to that appreciation in addition to the change in the level of the EURO STOXX 50® Index.

▪	The performance of the TOPIX® Index will not be adjusted for changes in the exchange rate between the Japanese yen and the U.S. dollar. The TOPIX® Index is composed of stocks traded in Japanese yen, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the TOPIX® Index and the value of your securities will not be adjusted for exchange rate fluctuations. If the Japanese yen appreciates relative to the U.S. dollar over the term of the securities, your return on the securities will underperform an alternative investment that offers exposure to that appreciation in addition to the change in the level of the TOPIX® Index.

▪	Changes made by the sponsor of a basket component may affect the basket component. We are not affiliated with the sponsors of the MSCI Emerging Markets® Index, the EURO STOXX 50® Index or the TOPIX® Index. Changes that affect the basket components may affect the value of your securities. The sponsor of a basket component may add, delete or substitute the securities that constitute the basket component or make other methodological changes that could affect the level of the basket component. We are not affiliated with any such sponsor and, accordingly, we have no control over any changes any such sponsor

February 2019	PS-7

Citigroup Global Markets Holdings Inc.
632,760 Partial Principal at Risk Securities Based on a Basket of Three Equity Indexes Due August 18, 2022

may make. Such changes could be made at any time and could adversely affect the performance of the basket components and the value of and your payment at maturity on the securities.

▪	Our offering of the securities is not a recommendation of the basket or the basket components. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket or any of the basket components is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks included in the basket components or in instruments related to the basket components or such stocks, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components. These and other activities of our affiliates may affect the levels of the basket components in a way that has a negative impact on your interests as a holder of the securities.

▪	The levels of the basket components may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the stocks included in the basket components and other financial instruments related to the basket components or such stocks and may adjust such positions during the term of the securities. Our affiliates also trade the stocks included in the basket components and other financial instruments related to the basket components or such stocks on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the levels of the basket components in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the stocks included in the basket components, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of a basket component, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

February 2019	PS-8

Citigroup Global Markets Holdings Inc.
632,760 Partial Principal at Risk Securities Based on a Basket of Three Equity Indexes Due August 18, 2022

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of the securities, historical information on the performance of the basket does not exist for dates prior to the pricing date. The graph below sets forth the hypothetical historical daily closing levels of the basket for the period from January 6, 2014 to February 15, 2019, assuming that the basket was created on January 6, 2014 with the same basket components and corresponding weights and with a level of 100 on that date. The hypothetical performance of the basket is based on the actual closing levels of the basket components on the applicable dates. We obtained these closing levels from Bloomberg L.P., without independent verification. Any historical trend in the level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Hypothetical Historical Basket Performance January 6, 2014 to February 15, 2019

Information About the Basket Components

MSCI Emerging Markets® Index

The MSCI Emerging Markets® Index is a free float-adjusted market capitalization index that is designed to capture large- and mid-cap equity market performance across 24 global emerging markets countries. As of the date of this pricing supplement, the MSCI Emerging Markets Index consists of the following 24 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. It is calculated and maintained by MSCI Inc. The MSCI Emerging Markets® Index is reported by Bloomberg L.P. under the ticker symbol “MXEF.”

“MSCI Emerging Markets® Index” is a trademark of MSCI Inc. and has been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The MSCI Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The MSCI Indices—The MSCI Emerging Markets® Index” in the accompanying underlying supplement for important disclosures regarding the MSCI Emerging Markets® Index.

Historical Information

The closing level of the MSCI Emerging Markets® Index on February 15, 2019 was 1,030.64.

February 2019	PS-9

Citigroup Global Markets Holdings Inc.
632,760 Partial Principal at Risk Securities Based on a Basket of Three Equity Indexes Due August 18, 2022

The graph below shows the closing levels of the MSCI Emerging Markets® Index for each day such level was available from January 1, 2014 to February 15, 2019. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the MSCI Emerging Markets® Index as an indication of future performance.

MSCI Emerging Markets® Index – Historical Closing Levels January 1, 2014 to February 15, 2019

EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

STOXX Limited (“STOXX”) and its licensors and CGMI have entered into a non-exclusive license agreement providing for the license to CGMI and its affiliates, in exchange for a fee, of the right to use the EURO STOXX 50® Index, which is owned and published by STOXX, in connection with certain financial instruments, including the securities. For more information, see “Equity Index Descriptions—The EURO STOXX 50® Index—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The EURO STOXX 50® Index” in the accompanying underlying supplement for important disclosures regarding the EURO STOXX 50® Index.

Historical Information

The closing level of the EURO STOXX 50® Index on February 15, 2019 was 3,241.25.

The graph below shows the closing levels of the EURO STOXX 50® Index for each day such level was available from January 2, 2014 to February 15, 2019. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the EURO STOXX 50® Index as an indication of future performance.

February 2019	PS-10

Citigroup Global Markets Holdings Inc.
632,760 Partial Principal at Risk Securities Based on a Basket of Three Equity Indexes Due August 18, 2022

EURO STOXX 50® Index – Historical Closing Levels January 2, 2014 to February 15, 2019

TOPIX® Index

The TOPIX® Index tracks the Tokyo Stock Exchange and is a commonly used statistical indicator of trends in the Japanese stock market. It comprises all domestic common stocks listed on the TSE First Section. Stocks listed on the TSE First Section are generally large companies with longer established and more actively traded issues. The TOPIX® Index is calculated and maintained by the Tokyo Stock Exchange. The TOPIX® Index is reported by Bloomberg L.P. under the ticker symbol “TPX.”

The TOPIX® Trademarks, including “TOPIX®” and “TOPIX® Index,” are subject to the intellectual property rights owned by the Tokyo Stock Exchange, Inc., and have been licensed for use by Citigroup Global Markets Inc. and its affiliates. For more information, see “Equity Index Descriptions—The TOPIX® Index—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The TOPIX® Index” in the accompanying underlying supplement for important disclosures regarding the TOPIX® Index.

Historical Information

The closing level of the TOPIX® Index on February 15, 2019 was 1,577.29.

The graph below shows the closing levels of the TOPIX® Index for each day such level was available from January 6, 2014 to February 15, 2019. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the TOPIX® Index as an indication of future performance.

February 2019	PS-11

Citigroup Global Markets Holdings Inc.
632,760 Partial Principal at Risk Securities Based on a Basket of Three Equity Indexes Due August 18, 2022

TOPIX® Index – Historical Closing Levels January 6, 2014 to February 15, 2019

United States Federal Tax Considerations

Prospective investors should note that, other than the discussion under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Possible Withholding Under Section 871(m) of the Code,” the section entitled “United States Federal Tax Considerations” in the accompanying product supplement does not apply to the securities issued under this pricing supplement and is superseded by the following discussion.

In the opinion of our counsel, Davis Polk & Wardwell LLP, the securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Notes Treated as Contingent Payment Debt Instruments,” and the remaining discussion is based on this treatment. The discussion herein does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

If you are a U.S. Holder (as defined in the accompanying prospectus supplement), you will be required to recognize interest income during the term of the securities at the “comparable yield,” which generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the securities, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the securities. We are required to construct a “projected payment schedule” in respect of the securities representing a payment the amount and timing of which would produce a yield to maturity on the securities equal to the comparable yield. Assuming you hold the securities until their maturity, the amount of interest you include in income based on the comparable yield in the taxable year in which the securities mature will be adjusted upward or downward to reflect the difference, if any, between the actual and projected payment on the securities at maturity as determined under the projected payment schedule.

Upon the sale, exchange or retirement of the securities prior to maturity, you generally will recognize gain or loss equal to the difference between the proceeds received and your adjusted tax basis in the securities. Your adjusted tax basis will equal your purchase price for the securities, increased by interest previously included in income on the securities. Any gain generally will be treated as ordinary income, and any loss generally will be treated as ordinary loss to the extent of prior interest inclusions on the security and as capital loss thereafter.

February 2019	PS-12

Citigroup Global Markets Holdings Inc.
632,760 Partial Principal at Risk Securities Based on a Basket of Three Equity Indexes Due August 18, 2022

We have determined that the comparable yield for a security is a rate of 3.293%, compounded semi-annually, and that the projected payment schedule with respect to a security consists of a single payment of $11.209 at maturity. The following table states the amount of interest (without taking into account any adjustment to reflect the difference, if any, between the actual and the projected amount of the contingent payment on a security) that will be deemed to have accrued with respect to a security for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above:

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER SECURITY)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ISSUE DATE (PER SECURITY) AS OF END OF ACCRUAL PERIOD
Issue date through June 30, 2019	$0.118	$0.118
July 1, 2019 through December 31, 2019	$0.167	$0.285
January 1, 2020 through June 30, 2020	$0.169	$0.454
July 1, 2020 through December 31, 2020	$0.172	$0.626
January 1, 2021 through June 30, 2021	$0.175	$0.801
July 1, 2021 through December 31, 2021	$0.178	$0.979
January 1, 2022 through June 30, 2022	$0.181	$1.160
July 1, 2022 through maturity	$0.049	$1.209

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount that we will pay on the securities.

Non-U.S. Holders. Subject to the discussions below regarding Section 871(m) and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “—FATCA” in the accompanying prospectus supplement, if you are a Non-U.S. Holder (as defined in the accompanying prospectus supplement) of the securities, under current law you generally will not be subject to U.S. federal withholding or income tax in respect of any payment on or any amount received on the sale, exchange or retirement of the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements. See “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying prospectus supplement for a more detailed discussion of the rules applicable to Non-U.S. Holders of the securities.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Possible Withholding Under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations, as modified by an Internal Revenue Service (“IRS”) notice, exempt financial instruments issued prior to January 1, 2021 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. Underlying Equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

FATCA. You should review the section entitled “United States Federal Tax Considerations—FATCA” in the accompanying prospectus supplement regarding withholding rules under the “FATCA” regime. The discussion in that section is hereby modified to reflect regulations proposed by the U.S. Treasury Department indicating an intent to eliminate the requirement under FATCA of withholding on gross proceeds of the disposition of affected financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying prospectus supplement and the discussion under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—

February 2019	PS-13

Citigroup Global Markets Holdings Inc.
632,760 Partial Principal at Risk Securities Based on a Basket of Three Equity Indexes Due August 18, 2022

Possible Withholding Under Section 871(m) of the Code” in the accompanying product supplement. The preceding discussion, when read in combination with those sections, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.30 for each $10 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management and their financial advisors collectively, a fixed selling concession of $0.25 for each $10 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security they sell.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the issue date for the securities is more than two business days after the pricing date, investors who wish to sell the securities at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing levels of the basket components and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Certain Selling Restrictions

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this

February 2019	PS-14

Citigroup Global Markets Holdings Inc.
632,760 Partial Principal at Risk Securities Based on a Basket of Three Equity Indexes Due August 18, 2022

pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated April 7, 2017, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on April 7, 2017, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of

February 2019	PS-15

Citigroup Global Markets Holdings Inc.
632,760 Partial Principal at Risk Securities Based on a Basket of Three Equity Indexes Due August 18, 2022

all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients of Morgan Stanley Wealth Management may contact their local Morgan Stanley branch office or the Morgan Stanley principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 762-9666). All other clients may contact their local brokerage representative.

© 2019 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

February 2019	PS-16